UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 14, 2006
(November 14, 2006)

Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 440-1400

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01   Financial Statements and Exhibits.

(b)           Pro forma financial information.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006, which give effect to Linn’s acquisition of Blacksand and the Kaiser-Francis Assets are included below and incorporated herein by reference.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

Introduction

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006, is derived from the historical consolidated financial statements of Linn Energy, LLC (“Linn,” or the “Company”), from the historical combined financial statements of BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC (collectively referred to as “Blacksand” or the “Combined Company”), and from the historical statements of revenues and direct operating expenses of certain oil and gas properties acquired from Kaiser-Francis Oil Company (“Kaiser-Francis Assets”) with pro forma adjustments based on assumptions we have deemed appropriate.

The unaudited pro forma condensed combined statement of operations gives effect to the acquisitions of Blacksand and the Kaiser-Francis Assets as if the transactions had occurred on January 1, 2005 (the “Transactions”).  The Transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of the consolidated results of operations of the Company had the Transactions actually been completed on January 1, 2005.  Moreover, the unaudited pro forma consolidated statement of operations does not project consolidated results of operations of the Company for any future period.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2006

	Linn Historical	Blacksand Historical	Kaiser-Francis Assets Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)

Revenues:
Oil and gas sales	$53,410	$19,194	$11,627	$—		$84,231
Realized (loss) on oil and gas derivatives	17,361	—	—	—		17,361
Unrealized (loss) on oil and gas derivatives	77,176	—	—	—		77,176
Natural gas marketing income	3,654	—	—	—		3,654
Gain on property sale	—	32,665	—	—		32,665
Other income	758	1,142	—	—		1,900
	152,359	53,001	11,627	—		216,987
Expenses:
Operating expenses	10,772	5,929	2,950	—		19,651
Natural gas marketing expense	3,126	—	—	—		3,126
General and administrative expenses	22,934	1,639	—	—		24,573
Depreciation, depletion, and amortization	13,470	2,254	—	5,563	(a)	21,839
	—	—	—	123	(b)
				429	(f)
	50,302	9,822	2,950	6,115		69,189
	102,057	43,179	8,677	(6,115)		147,798
Interest and other income (expenses), net	(16,858)	—	—	(20,704	)(c)	(37,620)
		—	—	(58	)(d)
Income before income taxes	85,199	43,179	8,677	(26,877)		110,178
Income tax benefit	74	—	—	—	(e)	74
Net income	$85,273	$43,179	$8,677	$(26,877)		$110,252
Net income per unit – basic	$3.14					$4.07
Net income per unit – diluted	$3.12					$4.03
Weighted average units outstanding – basic	27,118					27,118
Weighted average units outstanding - diluted	27,341					27,341

The accompanying notes are an integral part of this pro forma condensed combined financial statement.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

1.                          Basis of Presentation:

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006, is derived from the historical consolidated financial statements of Linn Energy, LLC (“Linn,” or the “Company”), from the historical combined financial statements of BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC (collectively referred to as “Blacksand” or the “Combined Company”), and from the historical statements of revenues and direct operating expenses of certain oil and gas properties acquired from Kaiser-Francis Oil Company (“Kaiser-Francis Assets”) with pro forma adjustments based on assumptions we have deemed appropriate.

The unaudited pro forma condensed combined statement of operations gives effect to the acquisitions of Blacksand and the Kaiser-Francis Assets as if the transactions had occurred on January 1, 2005.  The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statement or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statement due to factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006, and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission.  The following unaudited pro forma condensed combined statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006.  The pro forma statement should also be read in conjunction with the historical financial statements and the notes thereto of Blacksand and the statements of revenues and direct operating expenses for the Kaiser-Francis Assets and the notes thereto filed in our Current Report on Form 8-K/A (Amendment No. 1) filed on October 16, 2006.

The acquisitions of Blacksand and the Kaiser-Francis Assets were completed prior to September 30, 2006, and the assets acquired and liabilities assumed are included in the amounts reported on the consolidated balance sheet of the Company at September 30, 2006, which is presented in the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006.  No pro forma adjustments were deemed necessary for the presentation of a September 30, 2006 pro forma balance sheet; therefore, a condensed combined pro forma balance sheet as of September 30, 2006 is not included in this Current Report.

2.                          Blacksand:

The acquisition of Blacksand was completed on August 1, 2006.  Linn acquired the assets of the Combined Company for an aggregate purchase price, including estimated transaction costs and liabilities assumed, of approximately $300.7 million, subject to customary post-closing adjustments.

3.                          Kaiser-Francis Assets:

The acquisition of the Kaiser-Francis Assets was completed on August 14, 2006, effective September 1, 2006.  The Company acquired certain oil and gas properties from Kaiser-Francis for an aggregate purchase price, including estimated transaction costs and assumed liabilities, of approximately $126.3 million, subject to customary post-closing adjustments.

4.                          Preliminary Purchase Price Allocations:

The following tables present the preliminary purchase prices for Blacksand and the Kaiser-Francis Assets and the preliminary allocations of the purchase prices to the assets acquired and liabilities assumed based on preliminary estimates of fair value:

	Blacksand	Kaiser-Francis Assets	Total
	(in thousands)
Cash	$298,113	$125,000	$423,113
Estimated transaction costs	221	902	1,123
Total purchase price	$298,334	125,902	424,236
Plus liabilities assumed	2,373	348	2,721
Total purchase price plus liabilities	$300,707	$126,250	$426,957

Preliminary Fair Value Allocation of Assets Acquired

	Blacksand	Kaiser-Francis Assets	Total
	(in thousands)
Field inventory	$284	$—	$284
Oil and gas properties	297,659	126,250	423,909
Vehicles and buildings	556	—	556
Intangible asset	2,208	—	2,208
	$300,707	$126,250	$426,957

The preliminary purchase price allocations are based on preliminary independent appraisals, discounted cash flows, quoted market prices and estimates by management.  The purchase price allocations will be completed within one year of the acquisition dates.

As part of the overall valuation of Blacksand, Linn preliminarily determined that it acquired an intangible asset associated with a contract purchased as part of the acquisition.  The contract is with a real estate developer under which the developer is obligated to make certain improvements in the acquired property.  The intangible asset acquired is anticipated to have a life consistent with the underlying oil and gas reserves, and therefore, will be amortized on a straight-line basis over the life of the oil and gas reserves, in accordance with the provisions of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.”

5.                          Pro Forma Adjustments:

The results of operations of Blacksand and the Kaiser-Francis Assets are included in the consolidated results of the Company effective August 1, 2006 and September 1, 2006, respectively.  The following pro forma adjustments are included in the pro forma condensed combined statement of operations for the nine months ended September 30, 2006.

a.               record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation using the straight-line method for acquired property, plant and equipment over their estimated useful lives from three to 20 years as follows:

•                  Blacksand – $2.2 million

•                  Kaiser-Francis Assets – $3.4 million

b.              record accretion expense related to asset retirement obligation on oil and gas properties acquired as follows:

•                  Blacksand – $105,000

•                  Kaiser-Francis Assets – $18,000

c.               record interest expense associated with debt of approximately $416.0 million incurred to fund the purchase price of Blacksand and the Kaiser-Francis Assets as follows:

•                  an assumed average interest rate of 9.33%  on $250.0 million subordinated bridge loan.  The interest rate on the subordinated bridge loan is LIBOR plus an applicable margin of 4.00%.

•                  an assumed average interest rate of 7.33% on the outstanding balance of the $166.0 million under the $800.0 million credit facility.  The interest rate on the credit facility is LIBOR plus an applicable margin of 2.00%.

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income of approximately $390,000 for the nine months ended September 30, 2006.

d.              record incremental amortization of deferred financing fees associated with credit facility and bridge loan entered into to fund the acquisitions of Blacksand and the Kaiser-Francis Assets.

e.               The Company is treated as a partnership for federal and state income tax purposes.  The Company subsidiaries that acquired Blacksand and the Kaiser-Francis Assets are also treated as partnerships for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statements.

f.                 record amortization of intangible asset acquired with the purchase of Blacksand (see Note 4).

We do not expect to incur any significant incremental increase in general and administrative expense as a result of these acquisitions.

6.                          Blacksand Gain on Sale of Property:

The Blacksand historical combined statement of operations for the nine months ended September 30, 2006 includes a gain on a property sale of $32.7 million.  Under Regulation S-X, this gain may not be excluded from the condensed combined pro forma financial statements for the nine months ended September 30, 2006.  Had this gain been excluded, pro forma net income for the nine months ended September 30, 2006 would have been reduced by the gain recorded.

7.                          Subsequent Event:

On October 24, 2006, Linn entered into a Class B Unit and Unit Purchase Agreement with certain third party investors whereby it privately placed 9,185,965 class B units at a unit price of $20.55, and 5,534,687 units at a unit price of $21.00, for aggregate net proceeds of $305.0 million (the “Private Placement”).

The class B units represent a new class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the units, has no voting rights other than as required by law and is subordinated to the units on dissolution and liquidation.  If approved by a vote of the Company’s unitholders, the class B units will convert to units on a one-for-one basis.  The Company has agreed to hold a special meeting of its unitholders to consider the conversion as soon as feasible, but no later than 90 days following the closing.  Certain existing holders of Linn units totaling over 50% have committed in advance to vote at the unitholder meeting in favor of the conversion of class B units to units. In connection with the Private Placement, the Company also agreed to register the units and the units underlying the class B units with the SEC as soon as practicable, but no later than 165 days following the closing.

All proceeds from the Private Placement were used to repay in full the Company’s $250.0 million subordinated bridge loan, $53.3 million of borrowings under its credit facility and accrued interest of approximately $2.0 million.  In connection with the repayment of the subordinated bridge loan, the Company wrote off approximately $2.7 million of deferred financing fees, which was recognized as expense in October 2006.  As a result of the repayment, the rate on the Company’s remaining credit facility will be reduced by 0.25%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: November 14, 2006	/s/ Lisa D. Anderson
Lisa D. Anderson
Senior Vice President and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)